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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Nabisco, Inc. ("the Company") on Form S-3 (the "Registration Statement") of our report dated January 26, 1998 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
October 23, 1998